Exhibit 23.2

                            CONSENT OF BRIAN CLARK


Brian Clark Accounting                    Office:  801-368-7834
PO Box 382                                   Fax:  801-705-2593
Payson, UT 84651

               CONSENT OF BRIAN CLARK, INDEPENDENT AUDITORS


July 5, 2001


To Whom It May Concern:

We consent to the reference to our firm under the caption "Experts" and to The use of our report dated July 5, 2001, with respect to the financial statements of TTR included in the Proxy Statement of eCom Corporation that is made a part of the Registration Statement (Form S-4) and related prospectus of eCom Corporation for the registration of 4,800,000 shares of its common stock.



/s/ Brain Clark
--------------------
    Brian Clark, CPA

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